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                                                        EXHIBIT 1
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

                    IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                          Citigroup Asset Management Limited is chartered in London, England.

                      Each of the undersigned hereby affirms the identification of the subsidiary which acquired the security holdings reported in this Schedule 13G.


                      Date: October 11, 2005



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Ali L. Karshan
                                         -------------------------------------
                                         Name:  Ali L. Karshan
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Ali L. Karshan
                                         -------------------------------------
                                         Name:  Ali L. Karshan
                                         Title: Assistant Secretary


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